                              MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM

                          APPRAISAL OF 1999-1 PORTFOLIO
                                      EETC

                                 PREPARED FOR:

                     CONTINENTAL AIRLINES/C-S FIRST BOSTON

                                DECEMBER 8, 1998

                   Washington, D.C.                   London
               8180 Greensboro Drive            Lahinch 62, Lashmere
                     Suite 1000                      Copthorne
               McLean, Virginia 22102               West Sussex
                Phone +703 847 6598             Phone +44 1342 716248
                 Fax +703 847 1911               Fax +44 1342 718967

I. INTRODUCTION AND EXECUTIVE SUMMARY

Morten Beyer and Agnew, Inc. (MBA), has been retained by Credit Suisse -- First Boston/Continental Air Lines, Inc. (CAL) to determine the Current Base Value (CBV) of 31 Boeing aircraft delivered new over the next nine months. The aircraft are further identified in Section II of this report.

In performing this valuation we did not inspect the aircraft specifications or their maintenance documentation, and we relied solely on information provided to us by CAL.

MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

ISTAT defines Market Value (MV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. MV assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual MV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values. The Current Base Value is the BV at the time of this opinion, effective upon the defined delivery dates of the subject aircraft assets.


[MBA LOGO]

II. AIRCRAFT (1999-1 PORTFOLIO)





AIRCRAFT             TAIL NUMBER          SERIAL NUMBER       DATE OF MFR.
--------------------------------------------------------------------------
737-724                N27724                28791                6-99
                ----------------------------------------------------------
                       N13750                28941                6-99
                ----------------------------------------------------------
                       N39726                28798                7-99
                ----------------------------------------------------------
                       N38727                28797                7-99
                ----------------------------------------------------------
                       N39728                28944                7-99
                ----------------------------------------------------------
                       N24729                28945                7-99
                ----------------------------------------------------------
                       N17730                28798                8-99
                ----------------------------------------------------------
                       N14731                28799                8-99
                ----------------------------------------------------------
                       N16732                28948                8-99
                ----------------------------------------------------------
                       N27733                28949                9-99
                ----------------------------------------------------------
                       N27734                28950                9-99
                ----------------------------------------------------------
                       N14735                28800                9-99
                ----------------------------------------------------------
                       N24736                28951               10-99
--------------------------------------------------------------------------
737-824                N14228                28792                5-99
                ----------------------------------------------------------
                       N17229                28793                6-99
                ----------------------------------------------------------
                       N14230                28794                6-99
                ----------------------------------------------------------
                       N14231                28795                6-99
                ----------------------------------------------------------
                       N28232                28942                6-99
                ----------------------------------------------------------
                       N17233                28943                7-99
                ----------------------------------------------------------
                       N16234                28946                8-99
                ----------------------------------------------------------
                       N14235                28947                8-99
                ----------------------------------------------------------
                       N35236                28801                9-99
                ----------------------------------------------------------
                       N14237                28802                9-99
                ----------------------------------------------------------
                       N12238                28804               10-99
                ----------------------------------------------------------
                       N27239                28951               10-99
                ----------------------------------------------------------
                       N14240                28952               10-99
                ----------------------------------------------------------
                       N54241                28953               10-99
--------------------------------------------------------------------------
777-224IGW             N78008                29478                3-99
                ----------------------------------------------------------
                       N78009                29479                4-99
                ----------------------------------------------------------
                       N78010                29480                5-99
                ----------------------------------------------------------
                       N79011                29859                7-99
--------------------------------------------------------------------------


[MBA LOGO]

III. CURRENT MARKET CONDITIONS

[Airplane graphic] BOEING 737-700/800 SERIES

Boeing is replacing the current trio of 737s with upgraded versions beginning with the 737-700 last year. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and now new orders are running at an increasing rate. Boeing is ramping-up production to the early 1990s level. The -600 is a replacement for the first generation -100/-200 series, and the -700 is a replacement to the -300 series. As well, the -800 is a replacement to the B737-400 series.

The fuselage of the new aircraft will mirror that of the original (which were out-growths of the original -100s and -200s). Upgraded avionics, a new wing design, and other improvements will combine to increase range, efficiency, and performance in general. The CFM56-7 will be the exclusive engine for the 3rd generation.

B737-700s are just entering service with Southwest, as supply and assembly problems slowed the production lines in 1997, and Boeing is playing 'catch-up' on an overly ambitious production schedule. Prospects for the 3rd generation 737 jets are considerably enhanced by the discontinuation of the MD-80 / -90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717. On the other hand, Airbus is becoming more aggressive with its A319/320/321 high tech series and winning an increasing share of orders.

As the industry approaches the peak of the current cycle, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers. Boeing has recently stated that the future market will consist of more narrow-bodied aircraft like the 737 and 757 series.

ECONOMICS

There is no in-service operating data for the B737-NG (Next Generation) aircraft. However, it may be reliably assumed that this data will prove that this model to be highly efficient.

[MBA LOGO]

MID-YEAR UPDATE


These Next Generation B-737s are just entering service. More than 40 700s are already flying, most with Southwest, the launch customer. The 600's are expected to enter service early next year, and the 800's already have more than a dozen flying. Boeing is struggling to ramp-up production to 21 a month just as orders are peaking out. Despite the Asian flu, orders are thriving this year, with 240 through July, five more than Boeing booked over 12 months in 1997. Airbus has achieved 247 for its rival A-319/320/321 series so far this year.

MBA continues to hold the Current Market Prices of the next generation B-737s at 100 percent of Base Value. We have not evaluated the -900 in this update, but will do so in the January 1999 volume.


[Airplane Graphic]  BOEING 777-200


The 777 is currently the world's largest widebody twin. It is Boeing's answer to the Airbus Industrie A330 and, to a lesser extent, the Douglas MD-11, both of which are filling a gap between Boeing's 767 and 747 lines. The A330 and MD-11 have the distinct marketing advantage of being in service from two to seven years ahead of the 777, and already have large order books (A330) and customer lists. Boeing is playing catch-up in this market segment, but is doing it with typical Boeing combination of power and finesse. Only three years following its introduction, 72 have been delivered with 288 on order.

The initial 777 design was the -200A (now the -200), followed by the -200IGW (Increased Gross Weight) and featured all of the three major high bypass engines; the P&W 4074, the Rolls Royce Trent 871, and the General Electric 90-B3. Gross weight has already been increased to 545,000 pounds for the -200, and 648,000 pounds for the -200IGW/-300. A maximum seating capacity of 440 passengers is available in the -200/-200IGW model and 550 in the newly announced -300 version. Fair Market Values for the -200 versions are $117.7 and $125.5 million, respectively, while the -300 is expected to premier at $146.0 million.

Production of the low gross version is expected to cease after the -300 is debuted, but it will coexist, even as the increased capacity 767-400ER moves into the lower end of the 777 capacity market.

[MBA LOGO]

To an increasing degree, Boeing is competing against itself as it offers an even more variegated selection of aircraft derivatives.

ECONOMICS

The 777 should have operating characteristics and seat mile costs very comparable to the A330 and considerably better than the MD-11, according to the MBA economic model. It will particularly appeal to the large segment of the market which traditionally buys Boeing. Helped by the normal maintenance-free ride, United reported 1996 777 DOCs at 3.06 cents per available seat mile
(ASM), the cheapest in its fleet and 13.6 percent below the 747-400. Ownership costs as a percent of DOCs are: 747-400 - 29.2 percent, and 777-200 - 24.6 percent.

The 777 has the initial advantage of low maintenance costs, an all-new technological design, a two-person crew, low specific fuel consumption, and high capacity. Its operating margin and net margin after financial costs should be among the best of all aircraft types, even though the projected lease costs are 24.1 percent of total operating expense. The aircraft may require some modification of airport gate facilities to handle its great wing span (folding wings are available at extra cost, but no one has ordered them). The 777 will be well suited to meeting airline expansion needs in markets where added frequencies are no longer possible due to slot and gate facility restrictions.

MID-YEAR UPDATE

Boeing's B-777 was its first all-new product in 20 years. Not since the B-757 and B-767 in 1982 has Boeing offered an all-new design. However, the B-777 does not go technically as far as the Airbus. Boeing incorporated glass cockpits, but eschewed fly-by-wire and side-stick controls. The B-777 got off to a strong start with 141 deliveries and 253 outstanding orders as of June 30, 1998. However, 109 of these advance orders were by Asia-Pacific carriers, and a significant attrition is expected in the next few years. Boeing is offering the B-777 in a low gross, high gross, and stretched version, each with all three 'big' engines. This Balkanization of the product line has no doubt diluted Boeings profits and complicated its production process. The B-777 was in direct competition not only with the Airbus A330/340, but also with the MD-11 product line, no doubt hastening its demise. MBA currently values the B-777's Current Market Prices at 100 percent of Base Value.


[MBA LOGO]

IV.  VALUATION


Aircraft       Serial Number       Date of Mfr.        Current Base Value       Adjusted Base Value*
                                                          ($000,000)
----------------------------------------------------------------------------------------------------
737-724             28791          6-99                     37.28                     38.48
                    28941          6-99                     37.28                     38.48
                    28796          7-99                     37.36                     38.56
                    28797          7-99                     37.36                     38.56
                    28944          7-99                     37.36                     38.56
                    28945          7-99                     37.36                     38.56
                    28798          8-99                     37.44                     38.64
                    28799          8-99                     37.44                     38.64
                    28948          8-99                     37.44                     38.64
                    28949          9-99                     37.51                     38.71
                    28950          9-99                     37.51                     38.71
                    28800          9-99                     37.51                     38.71
                    28951          10-99                    37.59                     38.79
----------------------------------------------------------------------------------------------------
737-824             28792          5-99                     44.45                     45.47
                    28793          6-99                     44.54                     45.56
                    28794          6-99                     44.54                     45.56
                    28795          6-99                     44.54                     45.56
                    28942          6-99                     44.54                     45.56
                    28943          7-99                     44.63                     45.65
                    28946          8-99                     44.72                     45.74
                    28947          8-99                     44.72                     45.74
                    28801          9-99                     44.81                     45.83
                    28802          9-99                     44.81                     45.83
                    28804          10-99                    44.91                     45.93
                    28951          10-99                    44.91                     45.93
                    28952          10-99                    44.91                     45.93
                    28953          10-99                    44.91                     45.93
----------------------------------------------------------------------------------------------------
777-224IGW          29478          3-99                     134.93                    135.53
                    29479          4-99                     135.21                    135.81
                    29480          5-99                     135.48                    136.08
                    29859          7-99                     136.04                    136.64

* Adjustments include, when applicable, increased MTOW.


[MBA LOGO]

In developing the CBV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

     1.   The aircraft is delivered new.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery otherwise specified.

     3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

     4.   The aircraft is in a standard airline configuration.

     5. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     6.   No accounting was made for lease obligations or terms of ownership.




[MBA LOGO]

V. COVENANTS

This report has been prepared for the exclusive use of Credit Suisse - First Boston/CAL and shall not be provided to other parties by MBA without the express consent of Credit Suisse - First Boston/CAL.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Credit Suisse - First Boston/CAL or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                   PREPARED BY:

                                   /s/ Bryson P. Monteleone

                                   BRYSON P. MONTELEONE
                                   MANAGER OF OPERATIONS

                                   REVIEWED BY:

                                   /s/ Morten S. Beyer

                                   MORTEN S. BEYER
                                   CHAIRMAN AND CEO
                                   ISTAT APPRAISER FELLOW

[MBA LOGO]